Exhibit 99.1

Climb Global Solutions Reports Second Quarter 2023 Results

Net Sales Up 20% YoY to $81.7 Million

Ninth Consecutive Quarter of Profitability Improvements

EATONTOWN, N.J., August 2, 2023 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the second quarter ended June 30, 2023.

Second Quarter 2023 Summary vs. Same Year-Ago Quarter

●Net sales increased 20% to $81.7 million.
●Adjusted gross billings (a non-GAAP financial measure defined below) increased 14% to $274.7 million.
●Gross profit increased 10% to $13.7 million.
●Net income was $1.4 million or $0.31 per diluted share, compared to $2.8 million or $0.63 per diluted share.
●Adjusted net income (a non-GAAP financial measure defined below) increased 12% to $3.1 million or $0.72 per diluted share.
●Adjusted EBITDA (a non-GAAP financial measure defined below) increased 4% to $4.7 million.

Management Commentary

“We continued to execute our core initiatives during the quarter, leading to another period of double-digit growth on the top-line and our ninth consecutive quarter of profitability improvement,” said CEO Dale Foster. “We also made strategic investments throughout the quarter in operating systems, new personnel, and training and development to reinforce our infrastructure for future growth. With the integration of Spinnakar onto our platform and our growing presence overseas, we continue to believe that Climb is well equipped to deliver on our growth and profitability objectives in both the U.S. and abroad.

“As we enter the back half of the year, we believe that the Company has a solid foundation in place to continue driving organic growth with existing vendors while adding new, innovative vendors to our line card. We will also continue to evaluate M&A opportunities that can enhance our service and solutions, in addition to our geographic footprint. These initiatives, coupled with our robust balance sheet, will enable us to execute our organic and inorganic growth objectives in 2023.”

Dividend

Subsequent to quarter end, on August 1, 2023, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on August 18, 2023, to shareholders of record on August 14, 2023.

Second Quarter 2023 Financial Results

Net sales in the second quarter of 2023 increased 20% to $81.7 million compared to $67.9 million for the same period in 2022. This reflects double digit organic growth from new and existing vendors. In addition, adjusted gross billings in the second quarter of 2023 increased 14% to $274.7 million compared to $241.8 million in the year-ago period.

Gross profit in the second quarter of 2023 increased 10% to $13.7 million compared to $12.5 million for the same period in 2022. The increase was primarily driven by organic growth of 10% from new vendors and the Company’s top 20 vendors in both North America and Europe.

Selling, general, and administrative (“SG&A”) expenses in the second quarter of 2023 were $11.6 million compared to $7.9 million in the year-ago period. SG&A as a percentage of net sales was 14.2% compared to 11.7% in the same period in 2022. SG&A as a percentage of adjusted gross billings was 4.2% for the second quarter of 2023 compared to 3.3% in the year-ago period. The increase was primarily attributed to a one-time, $1.8 million grant of common stock awarded to the Company’s CEO in April 2023 and by investments in the Company’s infrastructure to drive future growth, including new personnel, costs related to its new ERP system, and employee training and development. In addition, SG&A was impacted by increased professional service fees and other costs that are non-recurring.

Net income in the second quarter of 2023 was $1.4 million or $0.31 per diluted share, compared to $2.8 million or $0.63 per diluted share for the same period in 2022. The decrease was primarily attributed to the increases in SG&A as previously noted.  Adjusted net income, which excludes the one-time grant, increased 12% to $3.1 million or $0.72 per diluted share, compared to $2.8 million or $0.63 per diluted share for the year-ago period.

Adjusted EBITDA in the second quarter of 2023 increased 4% to $4.7 million compared to $4.5 million for the same period in 2022. The increase was driven by organic growth from both new and existing vendors, partially offset by investments in the Company’s infrastructure and costs associated with the Company’s acquisition of Spinnakar in August 2022. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 34.1% compared to 35.8% for the same period in 2022.

On June 30, 2023, cash and cash equivalents were $43.9 million compared to $20.2 million on December 31, 2022, while working capital increased by $3.4 million during this period. The increase in cash was primarily attributed to the timing of receivable collections and payables. Climb had $1.6 million of outstanding debt on June 30, 2023, from the term loan closed in April of 2022, for which the proceeds were used to fund certain capital expenditures, with no borrowings outstanding under its new $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, August 3, 2023, at 8:30 a.m. Eastern time to discuss its results for the second quarter ended June 30, 2023.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, August 3, 2023
Time: 8:30 a.m. Eastern time
Dial-in registration link: here
Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Cloud Know How. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting at www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted gross billings, adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. In this press release, many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
drew@climbgs.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022

ASSETS
Current assets
Cash and cash equivalents	$43,869	$20,245
Accounts receivable, net of allowance for doubtful accounts of $736 and $842, respectively	130,027	154,596
Inventory, net	3,228	4,766
Vendor prepayments and advances	—	890
Prepaid expenses and other current assets	7,651	4,141
Total current assets	184,775	184,638

Equipment and leasehold improvements, net	6,262	3,515
Goodwill	19,637	18,963
Other intangibles, net	19,423	19,693
Right-of-use assets, net	1,040	1,235
Accounts receivable long-term	1,259	3,114
Other assets	868	350
Deferred income tax assets	434	348
Total assets	$233,698	$231,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$157,471	$160,650
Lease liability, current portion	471	521
Term loan, current portion	530	520
Total current liabilities	158,472	161,691

Lease liability, net of current portion	1,087	1,296
Deferred income tax liabilities	4,290	4,137
Term loan, net of current portion	1,024	1,292
Non-current liabilities	1,843	2,866
Total liabilities	166,716	171,282

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,568,914 and 4,478,432 shares outstanding, respectively	53	53
Additional paid-in capital	33,476	32,715
Treasury stock, at cost, 715,586 and 806,068 shares, respectively	(12,402)	(13,230)
Retained earnings	47,106	43,904
Accumulated other comprehensive loss	(1,251)	(2,868)
Total stockholders’ equity	66,982	60,574
Total liabilities and stockholders’ equity	$233,698	$231,856

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2023	2022	2023	2022

Net sales	$166,771	$139,182	$81,732	$67,863

Cost of sales	137,870	114,716	68,039	55,377

Gross profit	28,901	24,466	13,693	12,486

Selling, general and administrative expenses	21,837	16,183	11,576	7,934
Amortization & depreciation expense	1,317	802	604	445
Total selling, general and administrative expenses	23,154	16,985	12,180	8,379

Income from operations	5,747	7,481	1,513	4,107

Interest, net	441	(17)	330	(7)
Foreign currency transaction gain	40	(298)	(4)	(442)
Income before provision for income taxes	6,228	7,166	1,839	3,658
Provision for income taxes	1,523	1,663	458	867

Net income	$4,705	$5,503	$1,381	$2,791

Income per common share - Basic	$1.05	$1.24	$0.31	$0.63
Income per common share - Diluted	$1.05	$1.24	$0.31	$0.63

Weighted average common shares outstanding - Basic	4,381	4,315	4,396	4,321
Weighted average common shares outstanding - Diluted	4,381	4,315	4,396	4,321

Dividends paid per common share	$0.34	$0.34	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP) (1):

	Six months ended		Three months ended
	June 30,		June 30,
	2023	2022	2023	2022

Net sales	$166,771	$139,182	$81,732	$67,863
Costs of sales related to sales where the Company is an agent	414,653	341,328	192,980	173,950
Adjusted gross billings (Non-GAAP)	$581,424	$480,510	$274,712	$241,813

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (2):

	Six months ended		Three months ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income	$4,705	$5,503	$1,381	$2,791
Provision for income taxes	1,523	1,663	458	867
Depreciation and amortization	1,317	802	604	445
Interest expense	49	40	21	24
EBITDA	7,594	8,008	2,464	4,127
Share-based compensation	2,735	714	2,206	344
Adjusted EBITDA	$10,329	$8,722	$4,670	$4,471

	Six months ended		Three months ended
	June 30,		June 30,
	2023	2022	2023	2022
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(29)	$(8)	$(18)	$(6)
Interest income	(461)	(15)	(333)	(11)
Interest expense	49	40	21	24
Interest, net	$(441)	$17	$(330)	$7

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation and interest. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to net income excluding one-time CEO stock grant (Non-GAAP) (3):

	Six months ended		Three months ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income	$4,705	$5,503	$1,381	$2,791
One-time CEO stock grant	1,796	-	1,796	-
Net income excluding one-time CEO stock grant	$6,501	5,503	$3,177	$2,791

Net income excluding one-time CEO stock grant per common share - diluted	$1.46	$1.24	$0.72	$0.63

(3)	We define net income excluding one-time CEO stock grant as net income, plus the stock compensation expense recognized for the one-time CEO stock grant. We provided a reconciliation of net income excluding one-time CEO stock grant to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding one-time CEO stock grant as a supplemental measure of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding one-time CEO stock grant has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate one-time CEO stock grant, or similarly titled measures differently, which may reduce their usefulness as comparative measures.